EXHIBIT 16

                           THE CHESAPEAKE GROWTH FUND

                         COMPUTATION OF PERFORMANCE DATA

The Fund computes the "average annual total return" of each Class of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment. This calculation is as follows:

             P(1+T)n = ERV

   Where:  T =   average annual total return.
           ERV = ending  redeemable  value  at the end of the period covered by the computation of a  hypothetical $1,000 payment made  at the beginning of the period.
           P =   hypothetical initial  payment of $1,000 from which the maximum sales load is deducted.
           N =   period covered by the computation, expressed in terms of years.

The Fund may also compute the cumulative or aggregate total return of each Class of the Fund, which is calculated in a similar manner, except that the results are not annualized.

             (ERV - P)/P = TR

  Where:   ERV  =  ending  redeemable  value at the end of the period covered by the computation of a hypothetical  $1,000 payment made at the beginning of the period
           P    =  hypothetical  initial  payment  of $1,000  from  which the maximum sales load is deducted
           TR   =  total return

The calculation of average annual total return and aggregate total return assume that the maximum sales load is deducted from the initial $1,000 investment at the time it is made and that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. The Fund may also quote other total return information that does not reflect the effects of the sales load.

The average annual total return for the Institutional Shares of the Fund for the year ended February 28, 1998 and since inception (April 6, 1994 to February 28,
1998) was 25.25% and 20.39%, respectively. The cumulative total return for the Institutional Shares of the Fund since inception through February 28, 1998 was 106.24%.

The average annual total return for the Super-Institutional Shares of the Fund for the year ended February 28, 1998 and since inception (June 12, 1996 to February 28, 1998) was 25.40% and 17.36%, respectively. The cumulative total return for the Super-Institutional Shares of the Fund since inception through February 28, 1998 was 31.53%.

The average annual total return for the Series A, Series C, and Series D Investor Shares of the Fund for the year ended February 28, 1998 was 21.06%, 22.95% and 22.20% respectively. The average annual total return since inception (April 7, 1995 to February 29, 1998) for the Series A, Series C, and Series D Investor Shares of the Fund was 19.66%, 19.73% and 19.79% respectively. Without reflecting the effects of the maximum sales load, the average annual total return for the Series A and Series D Investor Shares for the one year period ended February 28, 1998 was 24.80% and 24.06% respectively. Without reflecting the effects of the maximum sales load, the average annual total return for the Series A and Series D Investor Shares since inception (April 7, 1995 to February 29, 1998) was 20.92% and 20.42% respectively. The cumulative total return for the Series A, Series C, and Series D Investor Shares since inception (April 7, 1995 to February 29, 1998) was 68.24%, 68.55% and 68.78% respectively. Without reflecting the effects of the maximum sales load, the cumulative total return for the Series A and Series D Investor Shares since inception (April 7, 1995 to February 29, 1998) was 73.45% and 71.35% respectively.


Average Annual Total Return - Institutional Shares:


       Inception through February 28, 1998                   Year ended February 28, 1998

       1,000(1+T)3.90      =  2,062.40                        1,000(1+T)1        =   1,252.51
                 T         =  (2,062.40/1,000)3.90 - 1                  T        =   (1,252.51/1,000)1 - 1
                 T         =  0.2039                                    T        =   0.2525

                 T         =  20.39%                                    T        =   25.25%
                 ERV       =  2,062.40                                  ERV      =   1,252.51
                 P         =  1,000                                     P        =   1,000
                 n         =  3.90                                      n        =   1


Average Annual Total Return - Series A  Shares:

       Inception through February 28, 1998                   Year ended February 28, 1998

       1,000(1+T)2.90      =  1,682.45                        1,000(1+T)1        =   1,210.60
                 T         =  (1,682.45/1,000)2.90 - 1                  T        =   (1,210.60/1,000)1 - 1
                 T         =  0.1966                                    T        =   0.2106

                 T         =  19.66%                                    T        =   21.06%
                 ERV       =  1,682.45                                  ERV      =   1,210.60
                 P         =  1,000                                     P        =   1,000
                 n         =  2.90                                      n        =   1


without maximum sales load of 3.00%

       Inception through February 28, 1998                   Year ended February 28, 1998

       1,000(1+T)2.90      =  1,734.48                        1,000(1+T)1        =   1,248.04
                 T         =  (1,734.48/1,000)2.90 - 1                  T        =   (1,248.04/1,000)1 - 1
                 T         =  0.2092                                    T        =   .2480

                 T         =  20.92%                                    T        =   24.80%
                 ERV       =  1,734.48                                  ERV      =   1,248.04
                 P         =  1,000                                     P        =   1,000
                 n         =  2.90                                      n        =   1

Average Annual Total Return - Series C  Shares:

       Inception through February 28, 1998                   Year ended February 28, 1998

       1,000(1+T)2.90      =  1,685.51                        1,000(1+T)1        =   1,229.47
                 T         =  (1,685.51/1,000)2.90 - 1                  T        =   (1,229.47/1,000)1 - 1
                 T         =  0.1973                                    T        =   0.2295

                 T         =  19.73%                                    T        =   22.95%
                 ERV       =  1,685.51                                  ERV      =   1,229.47
                 P         =  1,000                                     P        =   1,000
                 n         =  2.90                                      n        =   1


Average Annual Total Return - Series D  Shares:

       Inception through February 28, 1998                   Year ended February 28, 1998

       1,000(1+T)2.90      =  1,687.22                        1,000(1+T)1        =   1,222.02
                 T         =  (1,687.82/1,000)2.90 - 1                  T        =   (1,222.02/1,000)1 - 1
                 T         =  0.1979                                    T        =   0.2220

                 T         =  19.79%                                    T        =   22.20%
                 ERV       =  1,687.82                                  ERV      =   1,222.02
                 P         =  1,000                                     P        =   1,000
                 n         =  2.90                                      n        =   1


without maximum sales load of 1.50%

       Inception through February 28, 1998                   Year ended February 28, 1998

       1,000(1+T)2.90      =  1,713.52                        1,000(1+T)1        =   1,240.62
                 T         =  (1,713.52/1,000)2.90 - 1                  T        =   (1,240.62/1,000)1 - 1
                 T         =  0.2042                                    T        =   .2406

                 T         =  20.42%                                    T        =   24.06%
                 ERV       =  1,713.52                                  ERV      =   1,240.62
                 P         =  1,000                                     P        =   1,000
                 n         =  2.90                                      n        =   1

Average Annual Total Return - Super-Institutional Shares:

       Inception through February 28, 1998                   Year ended February 28, 1998

       1,000(1+T)1.71      =  1,315.54                        1,000(1+T)1        =   1,253.97
                 T         =  (1,315.54/1,000)1.71 - 1                  T        =   (1,253.97/1,000)1 - 1
                 T         =  0.1736                                    T        =   0.2540

                 T         =  17.36%                                    T        =   25.40%
                 ERV       =  1,315.54                                  ERV      =   1,253.97
                 P         =  1,000                                     P        =   1,000
                 n         =  1.71                                      n        =   1

Cumulative Total Return-Institutional Shares:

       Inception through February 28, 1998 - Institutional Shares

                 (2,062.40 - 1,000)/1,000 = 1.0624

                 ERV       =  2,062.40
                 P         =  1,000
                 TR        =  106.24%

Cumulative Total Return-Series A Shares:

       Inception through February 28, 1998 - Series A Investor Shares - with 3% sales load

                 (1,682.45 - 1,000)/1,000 = 0.6824

                 ERV       =  1,682.45
                 P         =  1,000
                 TR        =  68.24%

        Without sales load

                 (1,734.48 - 1,000)/1,000 = 0.7345

                 ERV       =  1,734.48
                 P         =  1,000
                 TR        =  73.45%

Cumulative Total Return-Series C Shares:

       Inception through February 28, 1998 - Series C Investor Shares

                 (1,685.51 - 1,000)/1,000 = 0.6855

                 ERV       =  1,685.51
                 P         =  1,000
                 TR        =  68.55%

Cumulative Total Return-Series D Shares:

       Inception  through  February  28, 1998 - Series D Investor  Shares - with
         1.5% sales load

                 (1,687.82 - 1,000)/1,000 = 0.6878

                 ERV       =  1,687.82
                 P         =  1,000
                 TR        =  68.78%

         Without sales load

                 (1,713.52 - 1,000)/1,000 = 0.7315

                 ERV       =  1,713.52
                 P         =  1,000
                 TR        =  71.35%

Cumulative Total Return-Super-Institutional Shares:

       Inception through February 28, 1998 -  Super-Institutional  Shares

                 (1,315.34 - 1,000)/1,000 = 0.3153

                 ERV       =  1,315.34
                 P         =  1,000
                 TR        =  31.53%

                         THE CHESAPEAKE CORE GROWTH FUND

                         COMPUTATION OF PERFORMANCE DATA

The Fund computes the "average annual total return" of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment. This calculation is as follows:

             P(1+T)n = ERV

   Where:    T   =  average annual total return.
             ERV =  ending  redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.
             P   =  hypothetical  initial  payment  of  $1,000  from  which  the maximum sales load is deducted.
             N   =  period covered by the computation,  expressed  in  terms  of years.

The Fund may also compute the cumulative or aggregate total return of the Fund, which is calculated in a similar manner, except that the results are not annualized.

The calculation of average annual total return and aggregate total return assume that the maximum sales load is deducted from the initial $1,000 investment at the time it is made and that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. The Fund may also quote other total return information that does not reflect the effects of the sales load.


The cumulative total return for the Fund since inception (September 29, 1997 through February 29, 1998) was 7.49%.

Cumulative Total Return

       (ERV - P)/P = TR

       Where:    ERV =  ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made
                        at the beginning of the period
                 P   =  hypothetical initial  payment of $1,000  from  which the maximum sales load is deducted
                 TR  =  total return

Inception through February 28, 1998

                 (1,074.89 - 1,000)/1,000 = 0.0749

                 ERV       =  1,074.89
                 P         =  1,000
                 TR        =  7.49%